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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on October    , 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SENIOR HOUSING PROPERTIES TRUST

Maryland (State of organization)	04-3445278 (I.R.S. Employer Identification Number)

400 Centre Street
Newton, Massachusetts 02458
(617) 796-8350

David J. Hegarty, President
Senior Housing Properties Trust
400 Centre Street
Newton, Massachusetts 02458
(617) 796-8350
(Name, address, including zip code, telephone number, including area code, of agent for service)

Copy to:
Alexander A. Notopoulos, Jr., Esq.
Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
(617) 338-2800

        Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as determined by the Registrants. All of the common shares offered hereby are owned by HRPT Properties Trust.

        If the only securities being registered on this form are being offered pursuant to distribution or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with distribution or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Offering Price	Amount of Registration Fee

Common Shares of Beneficial Interest, $.01 par value per share, of Senior Housing Properties Trust	12,809,238	$15.20(1)	$194,700,418(1)	$15,751.27

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, on the basis of the $15.20 average of the high and low sales prices for the common shares on the New York Stock Exchange on October 8, 2003.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

Subject to Completion

Preliminary Prospectus Dated October 10, 2003

PROSPECTUS

12,809,238 Shares

Senior Housing Properties Trust

Common Shares of Beneficial Interest

        This prospectus relates to 12,809,238 of our common shares of beneficial interest, par value $.01 per share, owned by HRPT Properties Trust, or HRPT. These shares were retained by HRPT at the time HRPT distributed its ownership in us to HRPT shareholders in a spin-off transaction on October 12, 1999.

        Although HRPT has informed us that it has formed no definitive intent to sell our shares that it owns, depending upon HRPT's continuing review of its investments and various other facts, HRPT may, subject to any applicable securities laws, sell all or any part of the offered shares. See "Selling Shareholder." We will not receive any proceeds from the sale of the shares by HRPT. HRPT expects that it may dispose of the shares offered hereby from time to time in one or more of the following transactions:

  •
  to underwriters who will acquire the shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time);

  •
  through brokers or dealers, acting as principal or agent, in transactions (which may involve crosses and block transactions) in the over-the-counter market, in special offerings, in transactions in which brokers or dealers solicit purchasers, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices;

  •
  through banks, brokers or dealers as collateral for obligations of the selling shareholder;

  •
  through banks, brokers or others, or directly as the securities used to settle rights of conversion, exchange or similar rights conveyed by HRPT to its security holders or other contract counterparties;

  •
  directly or through brokers, dealers or agents in private sales at negotiated prices;

  •
  through a combination of any such methods of sale; or

  •
  by any other legally available means. See "Plan of Distribution."

        The selling shareholder and any broker-dealers, agents or underwriters which participate in the distribution of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions or purchase discounts received by them may be deemed to be commissions or discounts under the Securities Act. If required, the names of any underwriters, brokers, dealers or agents involved in the sale of the shares and the applicable commission or discount, if any, will be set forth in an accompanying supplement to this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

        Our common shares are listed on the New York Stock Exchange under the symbol "SNH." On October 8, 2003, the last sale price for our common shares on the NYSE was $15.29.

        Our principal executive offices are located at 400 Centre Street, Newton, Massachusetts 02458, and our telephone number is (617) 796-8350.

        Risks associated with an investment in our shares will be decribed in the applicable prospectus supplement, as described in "Risk Factors" on page 4.

The date of this prospectus is October    , 2003.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission. This prospectus does not contain all of the information that you will find in the registration statement. Statements in this prospectus about the contents of any contract or other document are not necessarily complete. In addition to reading this prospectus, you should read the copies of the contracts and other documents that we have filed as exhibits to the registration statement. The statements we make in this prospectus are qualified in all respects by the information contained in the exhibits to the registration statement. The section called "Where You Can Find More Information" below contains information about how you can obtain copies of the registration statement and additional information about us.

        You should rely only on the information incorporated by reference or provided in this document. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. HRPT Properties Trust will not make an offer of these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

        References in this prospectus to "we," "us," "our" or "SNH" include Senior Housing Properties Trust and its consolidated subsidiaries.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

        WE HAVE MADE STATEMENTS IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS. THESE STATEMENTS REGARD OUR INTENT, BELIEF OR EXPECTATIONS, OR THE INTENT, BELIEF OR EXPECTATIONS OF OUR TRUSTEES OR OUR OFFICERS, WITH RESPECT TO VARIOUS MATTERS MORE COMPLETELY DESCRIBED IN THE DOCUMENTS INCORPORATED BY REFERENCE AND TO BE MORE COMPLETELY DESCRIBED IN A SUPPLEMENT TO THIS PROSPECTUS.

WHENEVER WE USE WORDS SUCH AS "BELIEVE", "EXPECT", "ANTICIPATE", "INTEND", "PLAN", "ESTIMATE" OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS MATTERS MORE COMPLETELY DESCRIBED IN THE DOCUMENTS INCORPORATED BY REFERENCE AND TO BE MORE COMPLETELY DESCRIBED IN A SUPPLEMENT TO THIS PROSPECTUS. FORWARD LOOKING STATEMENTS ARE ONLY EXPRESSIONS OF OUR PRESENT EXPECTATIONS AND INTENTIONS. FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR, AND THEY MAY NOT OCCUR. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

SENIOR HOUSING PROPERTIES TRUST

        We are a real estate investment trust, or REIT, which was organized under the laws of the state of Maryland in 1998 to continue the senior housing real estate investment business of HRPT Properties Trust, or HRPT, our former parent. We invest in senior housing real estate, including apartment buildings for aged residents, independent living properties, assisted living facilities and nursing homes. As of June 30, 2003, we had investments in 144 properties located in 31 states.

SELLING SHAREHOLDER

        We were organized in 1998 as a 100% owned subsidiary of HRPT. In October 1999, HRPT transferred substantially all of its senior housing related investments to us, distributed 50.7% of our common shares to its shareholders and retained 12,809,238 of our common shares for its own account.

        Although HRPT has informed us that it has formed no definitive intent to sell any portion of our shares that it owns, from time to time, depending upon HRPT's continuing review of its investments and various other facts, HRPT may, subject to any applicable securities laws, sell all or any part of the common shares offered by this prospectus. We cannot give an estimate as to the number or percentage of our common shares HRPT will own upon termination of this offering. More information about the possible distribution of the offered shares is given in "Plan of Distribution" below.

        The common shares offered by this prospectus will be sold, if at all, by HRPT, the selling shareholder. We believe HRPT has sole voting and investment power with respect to all common shares beneficially owned by it. These shares are being registered pursuant to the terms of a registration agreement between us and HRPT. Under the registration agreement, we have agreed to, among other things, file a registration statement with respect to the offered shares and use reasonable efforts to effect the registration of the offered shares. HRPT has agreed to pay all expenses incurred relating to the registration and sale of the offered shares. We have agreed to indemnify HRPT against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Alternatively, we may contribute to payments that HRPT may be required to make as a result of these liabilities.

        The following table sets forth information known with respect to HRPT for whom we are registering the shares. Prior to the offering of the common shares described in this prospectus, HRPT owned the following common shares:

Common Shares Owned Prior to Offering	Maximum Number of Common Shares Being Offered	Percentage of Outstanding Common Shares Prior to Offering
12,809,238	12,809,238	21.9%(1)

(1)
Applicable percentage ownership in the table is based upon 58,452,838 common shares outstanding on October 8, 2003.

Relationship Between us, our Affiliates and the Selling Shareholder

        We were formerly a wholly owned subsidiary of HRPT. In October 1999, HRPT distributed a majority of its ownership in us to its then existing shareholders in a spin off transaction. Immediately after the spin off, HRPT owned 12,809,238 of our common shares, which represents 21.9% of our total issued and outstanding shares as of October 8, 2003.

        The transaction agreement that governed the spin off provides that as long as:

  •
  HRPT owns more than 10% of us; or

  •
  we and HRPT have one or more common managing trustees or engage the same investment advisor;

then, generally, HRPT will not invest in senior housing properties and we will not invest in office, including medical office, laboratory or clinical buildings.

        Reit Management & Research LLC, or RMR, provides investment, management and administrative services to us and HRPT. RMR is owned by Gerard M. Martin and Barry M. Portnoy, who are each managing trustees of ours, HRPT and Hospitality Properties Trust, or HPT. HRPT owns 4,000,000 common shares of HPT. RMR and HPT may be deemed to be affiliates of ours.

RISK FACTORS

        An investment in our common shares involves risks. The material risks will be set forth in the prospectus supplement relating to the offered securities. Investors should carefully consider those risks, the information contained in "Cautionary Note Concerning Forward Looking Statements", as well as the other information contained in this prospectus, the related prospectus supplement and all of the documents incorporated by reference.

USE OF PROCEEDS

        We will receive no proceeds from the sale of the common shares offered by HRPT. HRPT will receive all proceeds from any such sale.

DESCRIPTION OF COMMON SHARES

        Our declaration of trust authorizes us to issue up to an aggregate of 62,000,000 shares of beneficial interest, all of which we have initially designated as common shares of beneficial interest. As of October 8, 2003, we had 58,452,838 common shares issued and outstanding. As permitted by the Maryland REIT Law, our declaration of trust contains a provision permitting our board of trustees, without any action by our shareholders, to amend the declaration of trust to increase or decrease the total number of shares of beneficial interest, to issue new and different classes of shares in any amount or to reclassify any unissued shares into other classes or series of classes that we choose. We believe that giving these powers to our board of trustees will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our board of trustees has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of the class or series, delay or prevent a change in control.

        The following is a summary description of the material terms of our common shares of beneficial interest. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information."

        Except as otherwise described in any applicable prospectus supplement, all of our common shares are entitled to the following, subject to the preferential rights of any other class or series of shares which may be issued and to the provisions of our declaration of trust regarding the restriction of the ownership of shares of beneficial interest:

  •
  to receive distributions on their shares if, as and when authorized and declared by our board of trustees out of assets legally available for distribution; and

  •
  to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

        Subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees.

        Holders of common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights.

        Shareholders will have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our declaration of trust regarding the restriction on ownership of shares of beneficial interest, common shares will have equal distribution, liquidation and other rights.

        The common shares offered by this prospectus will be fully paid and nonassessable.

        For other information with respect to our shares, including effects that provisions in our declaration of trust and bylaws may have in delaying or deterring a change in our control, see "Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws" below.

        The transfer agent and registrar for our shares is Equiserve Trust Company, N.A., P.O. Box 43010, Providence RI 02940-3010, telephone 800-426-5523.

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF
OUR DECLARATION OF TRUST AND BYLAWS

        We are organized as a Maryland real estate investment trust. The following is a summary of our declaration of trust and bylaws and several provisions of Maryland law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire declaration of trust and bylaws, copies of which we have previously filed with the SEC, or refer to the provisions of Maryland law.

Trustees

        Our declaration of trust and bylaws provide that our board of trustees will establish the number of trustees. The number of trustees constituting our entire board of trustees may be increased or decreased from time to time only by a vote of the trustees, provided however that the tenure of office of a trustee will not be affected by any decrease in the number of trustees. Any vacancy on the board of trustees may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any trustee elected to fill a vacancy will hold office for the remainder of the full term of the class of trustees in which the vacancy occurred and until a successor is elected and qualifies. Our bylaws require that a majority of our trustees be independent trustees except for temporary periods due to vacancies.

        Our declaration of trust divides our board of trustees into three classes. Shareholders elect our trustees of each class for three-year terms upon the expiration of their current terms. Shareholders elect only one class of trustees each year. We believe that classification of our board helps to assure the continuity of our business strategies and policies. There is no cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our shares are able to elect all of the successors of the class of trustees whose terms expire at that meeting.

        The classified board provision could have the effect of making the replacement of our incumbent trustees more time consuming and difficult. At least two annual meetings of shareholders are generally required to effect a change in a majority of our board of trustees.

        Our declaration of trust provides that a trustee may be removed with or without cause by the affirmative vote of at least two-thirds of our shares entitled to be cast in the election of trustees. This provision precludes shareholders from removing our incumbent trustees unless they can obtain a substantial affirmative vote of shares.

Advance Notice of Trustee Nominations and New Business

        Our bylaws provide that nominations of persons for election to our board of trustees and business to be transacted at shareholder meetings may be properly brought pursuant to our notice of the meeting, by our board of trustees, or by a shareholder who is

  •
  a shareholder of record at the time of giving the advance notice and at the time of the meeting,

  •
  entitled to vote at the meeting, and

  •
  has complied with the advance notice and other applicable terms and provisions set forth in our bylaws.

        Under our bylaws, a shareholder's notice of nominations for trustee or proposals not intended to be included in our proxy statement for an annual meeting of shareholders must be delivered to our secretary at our principal office not later than the close of business on the 90th day and not earlier than the 120th day prior to the first anniversary of the date of mailing of our notice for the preceding year's annual meeting. In the event that the date of mailing of our notice of the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the mailing of our notice for the preceding year's annual meeting, a shareholder's notice must be delivered to us not earlier than the 120th day prior to the mailing of notice of such annual meeting and not later than the close of business on the later of:

  •
  the 90th day prior to the date of mailing of the notice for such annual meeting, or

  •
  the 10th day following the day on which we first make a public announcement of the date of mailing of our notice for such meeting.

        The public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time will not commence a new time period for the giving of a shareholder's notice. If the number of trustees to be elected to our board of trustees is increased and no public announcement of such action is made at least one hundred thirty (130) days prior to the first anniversary of the date of mailing of notice for our preceding year's annual meeting, a shareholder's notice also will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to our secretary at our principal office not later than the close of business on the 10th day immediately following the day on which such public announcement is made.

        Under the rules and regulations of the Securities and Exchange Commission, to be eligible for inclusion in our proxy statement for our annual meeting, proposals of shareholders other than nominations must be received at our principal executive office no later than the 120th day prior to the first anniversary of the date of mailing of our notice for the preceeding year's annual meeting, and must otherwise satisfy the conditions established by the Securities and Exchange Commission for inclusion.

        For special meetings of shareholders, our bylaws require a shareholder who is nominating a person for election to our board of trustees at a special meeting at which trustees are to be elected to give notice of such nomination to our secretary at our principal office not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of:

  •
  the 90th day prior to such special meeting or

  •
  the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the trustees to be elected at such meeting.

        The public announcement of a postponement or adjournment of a special meeting to a later date or time will not commence a new time period for the giving of a shareholder's notice as described above.

        Any notice from a shareholder of nominations for trustee or business to be transacted at a shareholder meeting must be in writing and include the following:

  •
  as to each person whom the shareholder proposes to nominate for election or reelection as a trustee, (1) such person's name, age, business address and residence address, (2) the class, series and number of shares of beneficial interest of the Trust that are beneficially owned or owned of record by such person, (3) the date such shares were acquired and the investment intent of such acquisition, (4) the record of all purchases and sales of our securities by such person during the previous 12 month period including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved and (5) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, including such person's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected;

  •
  as to any other business that the shareholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such shareholder and any Shareholder Associated Person (as defined in the bylaws), including any anticipated benefit therefrom;

  •
  as to the shareholder giving the notice and any Shareholder Associated Person, the class, series and number of shares of the Trust which are owned of record by such shareholder and by such Shareholder Associated Person, if any, and the class, series and number of, and the nominee holder for, shares owned beneficially but not of record by such shareholder and by any such Shareholder Associated Person;

  •
  as to the shareholder giving the notice and any Shareholder Associated Person, the name and address of such shareholder, as they appear on our share ledger and current name and address, if different of such Shareholders Associated Person;

  •
  as to the shareholder giving the notice and any Shareholder Associated Person, the record of all purchases and sales of our securities by such shareholder or Shareholder Associated Person during the previous 12 month period including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved; and

  •
  to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of such shareholder's notice.

        Upon written request by the trustees, any shareholder proposing a nominee for election as a trustee must provide written verification of the accuracy of the information contained in the shareholder's notice submitted in accordance with the bylaws. If such written verification is not received within three days of the request, the shareholders proposal will be treated as not having been received in accordance with the procedures outlined in the bylaws.

        Shareholder nominations which meet the requirements of our bylaws will not be included in our proxy for our annual meeting unless those nominations are also supported by our board of trustees, but they may be considered at the annual meeting whether or not they are supported by our board of trustees.

Meetings of Shareholders

        Under our bylaws, our annual meeting of shareholders will take place within six months after the end of each fiscal year, unless a different date is set by the board of trustees. Meetings of shareholders may be called only by our board of trustees.

Liability and Indemnification of Trustees and Officers

        To the maximum extent permitted by Maryland Law, our declaration of trust and bylaws include provisions limiting the liability of our present and former trustees, officers and shareholders for damages and obligating us to indemnify them against any claim or liability to which they may become subject by reason of their status or actions as our present or former trustees, officers or shareholders. Our bylaws also obligate us to pay or reimburse the people described above for reasonable expenses in advance of final disposition of a proceeding.

        The Maryland REIT Law permits a real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law for directors and officers of Maryland corporations. The Maryland corporation statute permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any proceeding to which they may be made a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Additionally, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The Maryland corporation statute permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:

  •
  a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

        The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

Shareholder Liability

        Under the Maryland REIT Law, a shareholder is not personally liable for the obligations of a real estate investment trust solely as a result of his status as a shareholder. Our declaration of trust provides that no shareholder will be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder. Despite these facts, our legal counsel has advised us that in some jurisdictions the possibility exists that shareholders of a trust entity such as ours may be held liable for acts or obligations of the trust. While we intend to conduct our business in a manner designed to minimize potential shareholder liability, we can give no assurance that you can avoid liability in all instances in all jurisdictions. Our trustees have not provided in the past and do not intend to provide insurance covering these risks to our shareholders.

Transactions with Affiliates

        Our declaration of trust allows us to enter into contracts and transactions of any kind with any person, including any of our trustees, officers, employees or agents or any person affiliated with them. Other than general legal principles applicable to self-dealing by fiduciaries, there are no prohibitions in our declaration of trust or bylaws which would prohibit dealings between us and our affiliates.

Voting by Shareholders

        Whenever shareholders are required or permitted to take any action by a vote, the action may only be taken by a vote at a shareholders meeting. Under our declaration of trust and bylaws shareholders do not have the right to take any action by written consents instead of a vote at a shareholders meeting.

Restrictions on Transfer of Shares

        Our declaration of trust restricts the amount of shares that individual shareholders may own. These restrictions are intended to assist with REIT compliance under the Internal Revenue Code of 1986, as amended, and otherwise to promote our orderly governance. These restrictions do not apply to HRPT Properties Trust, RMR or their affiliates. All certificates evidencing our shares will bear a legend referring to these restrictions.

        Our declaration of trust provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code of 1986, as amended, more than 9.8% of the number or value of our outstanding shares. Our declaration of trust also prohibits any person from beneficially or constructively owning shares if that ownership would result in us being closely held under Section 856(h) of the Internal Revenue Code of 1986, as amended, or would otherwise cause us to fail to qualify as a REIT.

        Our board of trustees, in its discretion, may exempt a proposed transferee from the share ownership limitation. So long as our board of trustees determines that it is in our best interest to qualify as a REIT, the board may not grant an exemption if the exemption would result in us failing to qualify as a REIT. In determining whether to grant an exemption, our board of trustees may consider, among other factors, the following:

  •
  the general reputation and moral character of the person requesting an exemption;

  •
  whether the person's ownership of shares would be direct or through ownership attribution;

  •
  whether the person's ownership of shares would adversely affect our ability to acquire additional properties; and

  •
  whether granting an exemption would adversely affect any of our existing contractual arrangements or business policies.

        In addition, our board of trustees may require rulings from the Internal Revenue Service, opinions of counsel, affidavits, undertakings or agreements it deems advisable in order to make the foregoing decisions.

        If a person attempts a transfer of our shares in violation of the ownership limitations described above, then that number of shares which would cause the violation will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us, or if the charitable trust would not be effective for any reason to prevent violation, then the transfer of these excess shares will be void ab initio. The prohibited owner will not acquire any rights in these excess shares, will not benefit economically from ownership of any excess shares, will have no rights to distributions and will not possess any rights to vote. This automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer.

        Within 20 days after receiving notice from us that its shares have been transferred to an excess share trust, the excess share trustee will sell the shares held in the excess share trust to a person designated by the excess share trustee whose ownership of the shares will not violate the ownership limitations set forth in our declaration of trust. Upon this sale, the interest of the charitable beneficiary in the shares sold will terminate and the excess share trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:

  •
  The prohibited owner will receive the lesser of:

  (1)
  the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the excess share trust, e.g., a gift, devise or other similar transaction, the market price of the shares on the day of the event causing the shares to be transferred to the excess share trust; and

    (2)
    the net price received by the excess share trustee from the sale of the shares held in the excess share trust.

  •
  Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary.

        If, prior to our discovery that shares of beneficial interest have been transferred to the excess share trust, a prohibited owner sells those shares, then:

  (1)
  those shares will be deemed to have been sold on behalf of the excess share trust; and

  (2)
  to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by an excess share trustee, the prohibited owner must pay the excess to the excess share trustee upon demand.

        Also, shares of beneficial interest held in the excess share trust will be offered for sale to us, or our designee, at a price per share equal to the lesser of:

  (1)
  the price per share in the transaction that resulted in the transfer to the excess share trust or, in the case of a devise or gift, the market price at the time of the devise or gift; and

  (2)
  the market price on the date we or our designee accept the offer.

        We will have the right to accept the offer until the excess share trustee has sold the shares held in the excess share trust. The net proceeds of the sale to us will be distributed similar to any other sale by an excess share trustee.

        Every owner of 5% or more of all classes or series of our shares is required to give written notice to us within 30 days after the end of each taxable year stating the name and address of the owner, the number of shares of each class and series of our shares which the owner beneficially owns, and a description of the manner in which those shares are held. If the Internal Revenue Code of 1986, as amended, or applicable tax regulations specify a threshold below 5%, this notice provision will apply to those persons who own our shares of beneficial interest at the lower percentage. In addition, each shareholder is required to provide us upon demand with any additional information that we may request in order to determine our status as a REIT, to determine our compliance with the requirements of any taxing authority or government and to determine and ensure compliance with the foregoing share ownership limitations.

        The restrictions described above will not preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. Our declaration of trust provides, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in this kind of transaction will be subject to all of the provisions and limitations described above.

Business Combinations

        The Maryland corporation statute contains a provision which regulates business combinations with interested shareholders. This provision applies to Maryland real estate investment trusts like us. Under the Maryland corporation statute, business combinations such as mergers, consolidations, share exchanges and the like between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. Under the statute the following persons are deemed to be interested shareholders:

  •
  any person who beneficially owns 10% or more of the voting power of the trust's shares; or

  •
  an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the trust.

        After the five-year prohibition period has ended, a business combination between a trust and an interested shareholder must be recommended by the board of trustees of the trust and must receive the following shareholder approvals:

  •
  the affirmative vote of at least 80% of the votes entitled to be cast; and

  •
  the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

        The shareholder approvals discussed above are not required if the trust's shareholders receive the minimum price set forth in the Maryland corporation statute for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

        The foregoing provisions of the Maryland corporation statute do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. The board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by the board. Our board of trustees has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Maryland corporation statute described in the preceding paragraphs, provided that the business combination is first approved by the board of trustees, including the approval of a majority of the members of the board of trustees who are not affiliates or associates of the acquiring person. This resolution, however, may be altered or repealed in whole or in part at any time.

Control Share Acquisitions

        The Maryland corporation statute contains a provision which regulates control share acquisitions. This provision also applies to Maryland real estate investment trusts. The Maryland corporation statute provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent that the acquisition is approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror, by officers or by trustees who are employees of the trust. Control shares are voting shares of beneficial interest which, if aggregated with all other shares of beneficial interest previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

An acquiror must obtain the necessary shareholder approval each time he acquires control shares in an amount sufficient to cross one of the thresholds noted above.

        Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. The Maryland corporation statute provides a list of exceptions from the definition of control share acquisition.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay expenses, may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days after demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the matter at any shareholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the trust may redeem any or all of the control shares for fair value determined as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of those shares are considered and not approved. The right of the trust to redeem any or all of the control shares is subject to conditions and limitations listed in the statute. The trust may not redeem shares for which voting rights have previously been approved. Fair value is determined without regard to the absence of voting rights for the control shares. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply to the following:

  •
  shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or

  •
  acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the trust adopted before the acquisition of shares.

        Our bylaws contain a provision exempting any and all acquisitions by any person of our shares of beneficial interest from the control share acquisition statute.

Amendment to our Declaration of Trust, Dissolution and Mergers

        Under the Maryland REIT Law, a real estate investment trust generally cannot dissolve, amend its declaration of trust or merge, unless these actions are approved by at least two-thirds of all shares entitled to be cast on the matter. The statute allows a trust's declaration of trust to set a lower percentage, so long as the percentage is not less than a majority. Our declaration of trust provides for approval of any of the foregoing actions by a majority of shares entitled to vote on these actions provided the action in question has been approved by our board of trustees. Our declaration of trust further provides that if permitted in the future by Maryland law, the majority required to approve any of the foregoing actions will be the majority of shares voted. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. Our declaration of trust permits this type of action by our board of trustees. Our declaration of trust also permits our board of trustees to effect changes in our unissued shares, as described more fully above, and to change our name without shareholder approval, and provides that, to the extent permitted in the future by Maryland law, our board of trustees may amend any other provision of our declaration of trust without shareholder approval. The Maryland REIT Law provides that a majority of our entire board of trustees, without action by the shareholders, may amend our declaration of trust to change our name or to change the name or other designation or the par value of any class or series of our shares and the aggregate par value of our shares.

Anti-Takeover Effect of Maryland Law and of our Declaration of Trust and Bylaws

        The following provisions in our declaration of trust and bylaws and in Maryland law could delay or prevent a change in our control:

  •
  the limitation on ownership and acquisition of more than 9.8% of our shares;

  •
  the classification of our board of trustees into classes and the election of each class for three-year staggered terms;

  •
  the requirement of a two-thirds majority vote of shareholders for removal of our trustees;

  •
  the facts that the number of our trustees may be fixed only by vote of our board of trustees, that a vacancy on our board of trustees may be filled only by the affirmative vote of a majority of our remaining trustees and that our shareholders are not entitled to act without a meeting;

  •
  the provision that only our board of trustees may call meetings of shareholders;

  •
  the advance notice requirements for shareholder nominations for trustees and other proposals;

  •
  the control share acquisitions provisions of Maryland law, if the applicable provisions in our bylaws are rescinded;

  •
  the business combination provisions of Maryland law, if the applicable resolution of our board of trustees is rescinded or if our board of trustees' approval of a combination is not obtained; and

  •
  the ability of our board of trustees to authorize and issue additional shares, including additional classes of shares with rights defined at the time of issuance, without shareholder approval.

PLAN OF DISTRIBUTION

        We will not receive any proceeds from the sale of the offered shares. Depending upon HRPT's continuing review of its investments and various other facts, HRPT may, subject to any applicable securities laws, sell all or any part of the shares. Although HRPT has informed us that it has formed no definitive intent to sell our shares that it owns, we have filed the registration statement of which this prospectus forms a part because HRPT expects that it may dispose of the shares offered hereby from time to time by any one or more of the following methods:

  •
  to underwriters who will acquire the shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time);

  •
  through brokers or dealers, acting as principal or agent, in transactions (which may involve crosses and block transactions) in the over-the-counter market, in special offerings, in transactions in which brokers or dealers solicit purchasers, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices;

  •
  through banks, brokers or dealers as collateral for obligations of the selling shareholder;

  •
  through banks, brokers or others, or directly as the securities used to settle rights of conversion, exchange or similar rights conveyed by HRPT to its security holders or other contract counterparties;

  •
  directly or through brokers, dealers or agents in private sales at negotiated prices;

  •
  through a combination of any such methods of sale; or

  •
  by any other legally available means.

        HRPT, at the direction of a pledgee of the offered shares or otherwise, or any such pledgee, may sell the shares from time to time to purchasers directly in private sales. Alternatively, HRPT, at the direction of a pledgee of the offered shares or otherwise, or any such pledgee, may from time to time offer the shares through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholder and/or the purchasers of offered shares for whom they may act as agent. Instead of selling the shares offered by this prospectus, HRPT may pledge, give or distribute the offered shares by other means not described in this prospectus.

        If indicated in an applicable prospectus supplement, HRPT may authorize dealers acting as agents to solicit offers by certain institutions to purchase securities from HRPT at the public offering price or prices identified in the prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates specified in the prospectus supplement.

        HRPT and any underwriters, dealers or agents who participate in the distribution of the offered shares may be deemed to be underwriters, and any profits on the sale of the offered shares by them and any discounts, commissions or concessions received by any underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

        To the extent HRPT may be deemed to be an underwriter, HRPT may be subject to certain statutory liabilities of the Securities Act, including but not limited to, Sections 11, 12 and 17 of that Act and Rule 10b-5 under the Securities Exchange Act. At any time HRPT or an underwriter makes a particular offer of the shares under this prospectus, if required, HRPT or underwriter will distribute a prospectus supplement that will identify the aggregate amount of the shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from HRPT and any discounts, commissions or concessions allowed or reallowed or paid to dealers. We will file the prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part with the SEC to reflect the disclosure of additional information with respect to the distribution of the offered shares.

        The shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The shares may be sold in transactions in which this prospectus is delivered or, if HRPT is not an underwriter and is an affiliate of us, in which this prospectus is not delivered. HRPT will determine those prices, or those prices will be determined by agreement between HRPT and underwriters or dealers.

        HRPT and any other person participating in a distribution may be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-3, 10b-6 or 10b-7, which provisions may limit the timing of purchases and sales of any of the shares by HRPT and any other such person. Furthermore, under Rule 10b-6 under the Exchange Act to the extent applicable, any person engaged in a distribution of the shares may not simultaneously engage in market making activities with respect to the particular shares being distributed for a period of nine business days prior to the commencement of the distribution. All of the foregoing may affect the marketability of the offered shares and the ability of any person or entity to engage in market making activities with respect to the offered shares.

        HRPT will pay all fees and expenses incident to the registration of the shares offered hereby.

VALIDITY OF THE OFFERED SHARES

        Venable LLP, Baltimore, Maryland, will pass upon the validity of the offered shares for us. Venable LLP also serves as special Maryland counsel to HRPT and HPT.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. This prospectus is part of a registration statement and does not contain all of the information set forth in the registration statement. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at http://www.sec.gov.

        Our common shares are traded on the New York Stock Exchange, or NYSE, under the symbol "SNH", and you can review similar information concerning us at the office of the NYSE at 20 Broad Street, New York, New York 10005.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

        We incorporate by reference the documents listed below and any filings made after the date of the initial filing of the registration statement, including filings made prior to the effectiveness of the registration statement, of which this prospectus is a part made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until the offering of the securities made by this prospectus is completed or terminated:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003 and June 30, 2003;

  •
  our Current Report on Form 8-K dated April 11, 2003; and

  •
  the description of our common shares contained in our registration statement on Form 8-A (File No. 001-15319), filed on September 22, 1999.

        We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus. You may obtain this information at no cost by writing or telephoning us at: 400 Centre Street, Newton, Massachusetts, 02458, (617) 796-8350, Attention: Investor Relations or by visiting our website at www.snhreit.com.

STATEMENT CONCERNING LIMITED LIABILITY

        THE ARTICLES OF AMENDMENT AND RESTATEMENT ESTABLISHING SENIOR HOUSING PROPERTIES TRUST, DATED SEPTEMBER 20, 1999, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS THERETO, AS DULY FILED IN THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT THE NAME "SENIOR HOUSING PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION OF TRUST AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SENIOR HOUSING PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SENIOR HOUSING PROPERTIES TRUST. ALL PERSONS DEALING WITH SENIOR HOUSING PROPERTIES TRUST, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SENIOR HOUSING PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Registration Fee Under Securities Act of 1933	$15,751.27
Blue Sky Fees and Expenses	10,000.00
Legal Fees and Expenses	100,000.00
Accounting Fees and Expenses	100,000.00
Printing and Engraving	50,000.00
Miscellaneous Fees and Expenses	15,000.00

Total:	$290,751.27

The selling shareholder will bear the cost of all fees and expenses to be incurred in connection with the issuance and distribution of the offered securities.

Item 15. Indemnification of Directors and Officers

        To the maximum extent permitted by Maryland law, our declaration of trust and bylaws include provisions limiting the liability of our present and former trustees, officers and shareholders for damages and obligating us to indemnify them against any claim or liability to which they may become subject by reason of their status or actions as our present or former trustees, officers or shareholders. Our bylaws also obligate us to pay or reimburse the people described above for reasonable expenses in advance of final disposition of a proceeding.

        The Maryland REIT Law permits a real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law for directors and officers of Maryland corporations. The Maryland corporation statute permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any proceeding to which they may be made a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Additionally, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The Maryland corporation statute permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:

  •
  a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

        The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act of 1933, as amended, is against public policy and is therefore unenforceable.

        Reference is made to our amended and restated bylaws filed as Exhibit 3.4 to our Annual Report on Form 10-K for the year ended December 31, 2002. Reference is also made to our declaration of trust filed as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 1999 and the amendment to our declaration of trust filed as Exhibit 3.1 to our Current Report on Form 8-K dated February 13, 2002.

Item 16. Exhibits

Exhibit No.	Description
3.1	Amended and Restated Declaration of Trust, dated September 20, 1999. (Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1999.)
3.2	Articles Supplementary dated May 11, 2000. (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.)
3.3	Articles of Amendment to the Company's Declaration of Trust, dated February 13, 2002. (Incorporated by reference to the Company's Current Report on Form 8-K dated February 13, 2002.)
3.4	Amended and Restated Bylaws, dated March 14, 2003. (Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2002.)
4.1	Form of Common Shares Certificate (Incorporated by reference to Senior Housing Properties Trust's Registration Statement on Form S-11, File No. 333-69703.)
5.1	Opinion of Venable LLP*
8.1	Opinion of Sullivan & Worcester LLP re: tax matters*
10.1	Registration Agreement, dated October 10, 2003, between the Registrant and HRPT Properties Trust*
23.1	Consent of Ernst & Young LLP*
23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 8.1)*
23.3	Consent of Venable LLP (included in Exhibit 5.1)*
24.1	Powers of Attorney of certain officers, trustees and directors (included on signature pages)*

*
Filed herewith.

Item 17. Undertakings

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange of 1934 that are incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it or them is against public policy as expressed in such the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (d)   The undersigned Registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

          (2)   For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on October 10, 2003.

SENIOR HOUSING PROPERTIES TRUST
By:	/s/ DAVID J. HEGARTY
David J. Hegarty President and Chief Operating Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and trustees of Senior Housing Properties Trust, hereby severally constitute and appoint David J. Hegarty, Gerard M. Martin and Barry M. Portnoy to sign for him, and in his name in the capacity indicated below, this registration statement for the purpose of registering such securities under the Securities Act of 1933, and any and all amendments thereto, and any other registration statement filed by Senior Housing Properties Trust pursuant to Rule 462(b) which registers additional amounts of such securities for the offering or offerings contemplated by this registration statement (a "462(b) Registration Statement") hereby ratifying and confirming our signatures as they may be signed by our attorneys to this registration statement, any 462(b) Registration Statement and any and all amendments to either thereof.

Signature	Title	Date
/s/ DAVID J. HEGARTY
David J. Hegarty	President and Chief Operating Officer	October 10, 2003
/s/ JOHN R. HOADLEY
John R. Hoadley	Treasurer and Chief Financial Officer	October 10, 2003
/s/ FRANK J. BAILEY
Frank J. Bailey	Trustee	October 10, 2003
/s/ JOHN L. HARRINGTON
John L. Harrington	Trustee	October 10, 2003
/s/ ARTHUR G. KOUMANTZELIS
Arthur G. Koumantzelis	Trustee	October 10, 2003
/s/ GERARD M. MARTIN
Gerard M. Martin	Trustee	October 10, 2003
/s/ BARRY M. PORTNOY
Barry M. Portnoy	Trustee	October 10, 2003